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                                                                     EXHIBIT 5.1

                                   LAW OFFICES
                           DRINKER BIDDLE & REATH LLP
                       PHILADELPHIA NATIONAL BANK BUILDING
                              1345 CHESTNUT STREET
                           PHILADELPHIA, PA 19107-3496
                            TELEPHONE: (215) 988-2700
                                  TELEX: 834684
                               FAX: (215) 988-2757

Direct Dial Number:
                  (215) 988-2700


                                December 19, 1997



Pennsylvania Real Estate Investment Trust
455 Pennsylvania Avenue, Suite 135
Fort Washington, PA  19034

Ladies and Gentlemen:

                           We have acted as counsel to Pennsylvania Real Estate
Investment Trust, a Pennsylvania unincorporated association in business trust form (the "Company"), in connection with a registration statement on Form S-3 (No. 33-61115, effective September 11, 1995) (as amended to the date hereof, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), covering $200,000,000 in aggregate public offering price of Debt Securities, Preferred Shares, Shares of Beneficial Interest, $1.00 par value per share (the "Shares"), Share Warrants and Shareholder Rights and in connection with the offering under the Registration Statement, pursuant to a Prospectus and Prospectus Supplement each dated December 17, 1997 and filed with the Commission pursuant to Rule 424(b)(5) under the Act on December 19, 1997 (collectively, the "Prospectus"), of (i) 4,000,000 shares (the "Firm Shares") and, (ii) up to an additional 600,000 Shares which the underwriters will have the option to purchase solely for the purpose of covering over-allotments (the "Option Shares"). All of the Firm Shares and the



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Pennsylvania Real Estate Investment Trust
December 19, 1997
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Option Shares will be sold by the underwriters for whom Lehman Brothers Inc.,
Legg Mason Wood Walker, Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Smith Barney Inc. and Wheat, First Securities, Inc. are acting as representatives (collectively, the "Underwriters").

                           In this connection, we have examined the originals or
copies, certified or otherwise identified to our satisfaction, of the Trust Agreement and By-laws of the Company as amended through the date hereof, resolutions of the Company's Board of Trustees and such other documents and corporate records relating to the Company and the issuance of the Firm Shares and Option Shares as we have deemed appropriate for the purpose of rendering this opinion. We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States and law of the Commonwealth of Pennsylvania.

                           On the basis of the foregoing, it is our opinion that
(i) appropriate corporate action has been taken to authorize the sale and issuance of the Firm Shares and the Option Shares, and (ii) when issued and sold pursuant to the terms of the Underwriting Agreement, such Firm Shares and the Option Shares will be validly issued, fully paid and nonassessable.

                           We hereby consent to the reference to our firm under
the caption "Legal Matters" in the Prospectus and to the filing of this opinion as an exhibit to be incorporated by reference in the Registration Statement. This does not constitute a consent under Section 7 of the Securities Act of 1933, as amended, as we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Commission.


                                                Very truly yours,


                                                /s/ Drinker Biddle & Reath LLP
                                                --------------------------------
                                                DRINKER BIDDLE & REATH LLP